Exhibit 99.1

ETHZilla Announces $350 Million Add-On Convertible Debenture Investment and Provides Business Update

Palm Beach, FL – September 22, 2025 – ETHZilla Corporation (Nasdaq: ETHZ) (“ETHZilla” or the “Company”), today announced a $350 million convertible debenture by an institutional investment partner.

Convertible Debenture Investment Details

ETHZilla partnered with the existing convertible debenture investor to amend the terms of the existing convertible debenture and to raise an additional $350 million through the issuance of new convertible debentures (the “New Debentures”).

The previously issued $156.5 million convertible debentures will remain at 0% interest until February 6, 2026 and will have a 2% annual interest rate thereafter (compared to the original 4% annual interest rate). The New Debentures will bear a 2% annual interest rate and ETHZilla will receive the excess interest income on the total approximately $500 million portfolio of interest-bearing securities. The conversion price of the New Debentures is $3.05 per share which is 1.05x Market Net Asset Value (mNAV)* and is above the Nasdaq Minimum Price on the date the New Debentures were issued.

“ETHZilla, is committed to being a responsible steward of our shareholders’ capital,” said McAndrew Rudisill, Chairman and Chief Executive Officer of ETHZilla. “We are a DeFi technology company focused on building our capital reserves to deploy ETH into cash flowing assets. As we pursue our strategy of deploying ETH into Layer 2 protocols and tokenizing real-world assets to generate free cash flow on the Ethereum network, we are providing transparency into ETHZilla’s mNAV and the methodology behind the calculation*. We believe our business model is highly scalable, with significant fixed operating leverage and recurring positive cash flow. We plan to provide guidance for the remainder of 2025 in our Q3 earnings release. We believe that ETHZilla is well positioned for continued growth with the support of our institutional shareholders.”

Clear Street served as exclusive financial advisor to the Company.

*See “Supplemental Measures” below.

Business Update*

The Company today introduced additional detail and metrics relating to other sources of cash flow and ETH NAV and mNAV calculation. In addition to holding Ether (“ETH”), the Company generates cash flows from ETH deployed to Layer 2 protocols, its cash balance invested in U.S. Treasuries, commercial paper, and is exploring the tokenization of real-world assets.

ETHZilla’s mNAV and ETH NAV are calculated as follows1:

Market Cap	$405
Convertible Debt + OTC SWAP	$(556)
Cash & Cash Equivalents	$559
Enterprise Value (EV)	$403

ETH NAV	$462
mNAV	0.87x

1.	As of September 19th, 2025. All numbers are in millions of USD, aside from mNAV

Update on Stock Repurchase Program

The Company repurchased approximately 0.5 million shares at an average price of $2.41, reducing shares outstanding by 0.3% during the week ending September 20, 2025. This brings the total repurchased shares in the month of September to approximately 6.45 million shares.

ETH Deployment and Accumulation Update

A summary of ETHZilla’s current ETH position and key metrics as of September 19, 2025:

●	Total ETH & ETH Equivalents Held: 102,264

●	Total ETH & ETH Equivalents Held (USD) (ETH NAV): approximately $462 million

●	Total USD Cash & Cash Equivalents: approximately $559 million

●	Total Earned Protocol Tokens: 1,500,000

●	Total Shares Outstanding: 160,176,122

	Total ETH Units	Total Units	Acquisition Price	Total Value
ETH	33,836		$3,948.72	$153,000,000
Protocol 1	12,828		$3,948.72	$58,000,000
Protocol 2	45,000		$3,948.72	$204,000,000
Protocol 3	10,600		$3,948.72	$47,000,000
Earned Incentive Tokens		1,500,000	$-	$2,000,000
USD Cash & Cash Equivalents				$559,000,000
	102,264	1,500,000.00		$1,023,000,000

ETHZilla continues to actively deploy capital across the Ethereum ecosystem, strategically supporting a diverse range of protocols that drive innovation, long-term network growth, and differentiated yield.

Weekly ETH and Capital Summary

	WEEK ENDING
Units of ETH (K)	8/31/2025	9/5/2025	9/12/2025	9/19/2025
Beginning Balance	102.2	102.2	102.2	102.3
ETH Acquired	0.0	0.0	0.0	0.0
Ending Balance	102.2	102.2	102.3	102.3
Avg ETH Purchase Price	$3,949	$3,949	$3,949	$3,949
ATM Shares Issued (m)	2.4	-	-	-
ATM Net Proceeds ($m)	$7.3	$-	$-	$-

The Company will continue to provide updates to its treasury and on-chain yield generation strategies through press releases and regulatory filings as available and expects to transition to an ETH dashboard in the coming weeks.

Supplemental Measures

The Company uses ETH NAV and mNAV, to help assess the performance of its strategy of acquiring and deploying ETH and ETH Equivalents in a manner the Company believes is accretive to shareholders. The Company believes that ETH NAV and mNAV can assist investors in understanding how the Company chooses to fund purchases of and deploy ETH and ETH Equivalents and the value created by such purchases. These metrics have inherent limitations including not taking into account that our assets are subject to all existing and future liabilities. These metrics are not, and should not be understood as, financial performance, valuation, or liquidity measures. These metrics may not be comparable to similarly titled measures of other companies. Other companies, including other companies with digital asset treasuries, may calculate these or similarly titled metrics differently, limiting the usefulness of those measures for comparative purposes.

As used by the Company:

●	ETH NAV: Represents the total number of ETH and ETH Equivalents the Company holds as of a specified date multiplied by the current market price of one ETH (or the price of one ETH as of the date indicated based on the CME CF Ether Dollar Reference Rate). It does not take into account or include the Company's indebtedness.

●	mNAV: Represents Enterprise Value (EV) divided by ETH NAV as of the specified date. EV is calculated as (A) the total market value of all outstanding ETHZ common stock, calculated by multiplying the number of outstanding shares of common stock by the closing price on the Nasdaq Capital Market on the applicable date. the closing price on the Nasdaq Capital Market on the applicable date, plus (B) the aggregate principal amount of the Company’s indebtedness, less (C) the Company’s Cash & Cash Equivalents.

These measures are not, and should not be understood as, financial performance, valuation or liquidity measures. Specifically, although each of these measures incorporates the label “NAV,” they are not equivalent to “net asset value” or “NAV” or any similar metric in the traditional financial context. Additionally, each of these measures is not a measure of the amount by which the enterprise value exceeds net asset value in the traditional financial sense of those terms.

The trading price of the Company’s common stock is informed by numerous factors in addition to Company’s ETH holdings and its actual or potential shares of common stock outstanding, and as a result, the trading price of the Company’s securities can deviate significantly from the market value of the Company’s ETH, and neither ETH NAV nor mNAV, are indicative or predictive of the trading price of the Company’s securities.

Investors should rely on the financial statements and other disclosures contained in the Company’s SEC filings. In particular, the Company has adopted Accounting Standards Update No. 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), which requires that the Company measure its ETH holdings at fair value in its statement of financial position as of the end of a reported period, and recognize gains losses from changes in the fair value in net income for the reported period. As a result, the Company recognizes gains and losses from changes in the fair value of our ETH holdings in net income each reporting period, which may create significant volatility in our reported earnings and decrease the carrying value of our digital assets, which in turn could have a material adverse effect on the market price of the Company’s common stock. Conversely, any sale of ETH at prices above our carrying value for such assets creates a gain for financial reporting purposes even if the Company would otherwise incur an economic or tax loss with respect to such transaction, which also may result in significant volatility in the Company’s reported earnings.

As noted above, these metrics are narrow in their purpose and are used by management to assist it in assessing whether the Company is raising and deploying capital in a manner accretive to shareholders solely as it pertains to its ETH holdings.

These metrics are merely supplements, not substitutes to the financial statements and other disclosures contained in the Company’s SEC filings. They should be used only by sophisticated investors who understand their limited purpose and many limitations.

About ETHZilla

ETHZilla Corporation is a technology company in the decentralized finance industry. ETHZilla seeks to connect financial institutions, businesses and organizations worldwide by enabling secure, accessible blockchain transactions through Ethereum Network protocol implementations. It generates recurring revenues through various decentralized finance (“DeFi”) protocols that improve Ethereum network integrity and security. ETHZilla believes it has the unique capability to bring traditional assets on-chain via tokenization. Through its proprietary protocol implementations, ETHZilla facilitates DeFi transactions and asset digitization across multiple Layer 2 Ethereum networks. ETHZilla is working to offer tokenization solutions, DeFi protocol integration, blockchain analytics, traditional-to-digital asset conversion gateways, and other decentralized finance services.

Forward Looking Statements

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected benefits of the Company’s convertible debenture amendments and issuances, prior private placements and related transactions, recent OTC transaction, the amount, timing, and sources of funding for its previously announced stock repurchase program, the fact that common stock share repurchases may not be conducted in the timeframe or in the manner the Company expects, expectations regarding the capitalization, resources and ownership structure of the Company, expectations with respect to future performance, reoccurring revenue, and growth of the Company; the ability of the Company to execute its plans, the Company’s plans to continue to purchase ETH, the Company’s digital asset treasury strategy, the digital assets to be held by the Company, the Company’s current and anticipated yield strategies, including its participation in DeFi protocols, and future performance. Forward looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, and actual results may differ materially. Applicable risks and uncertainties include, among others, the risk that the proposed transactions described herein may not be completed in a timely manner or at all; failure to realize the anticipated benefits of the previously announced private placements, sale of convertible notes, and related transactions, including the Company’s digital asset treasury strategy; the Company’s ability to achieve profitable operations; fluctuations in the market price of ETH that will impact the Company’s accounting and financial reporting; government regulation of cryptocurrencies and online betting; the Company’s ability to repurchase shares of common stock, the timing thereof, purchase price thereof, and the fact that repurchases may not be undertaken under the stock repurchase program; changes in securities laws or regulations; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s outstanding convertible notes, including the Company’s ability to repay such notes, covenants associated therewith and dilution caused by the conversion thereof into common stock, and security interests associated therewith; risks relating to the Company’s OTC transaction, including the Company’s ability to repay such facility, covenants associated therewith and security interests associated therewith; risks relating to the Company’s previously announced ATM offering, including potential downward pressure on the Company’s stock price associated therewith; risks relating to the Company’s operations and business, including the highly volatile nature of the price of Ether and other cryptocurrencies; the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, expectations with respect to future performance, growth and anticipated acquisitions; potential litigation involving the Company or the validity or enforceability of the intellectual property of the Company; risks relating to iGaming operations; global economic conditions; geopolitical events and regulatory changes; access to additional financing, and the potential lack of such financing; and the Company’s ability to raise funding in the future and the terms of such funding, including dilution caused thereby, as well as those risks and uncertainties identified and those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, as well as the supplemental risk factors and other information the Company has or may file with the SEC, including those disclosed under Item 8.01 of the Current Reports on Form 8-K filed by the Company with the SEC on July 30, 2025, August 11, 2025 and September 8, 2025. Readers are cautioned not to place undue reliance on these statements. Investors should also be aware that under U.S. generally accepted accounting principles (GAAP), certain crypto assets must be measured at fair value, with changes recognized in net income for each reporting period. These fair value adjustments may cause significant fluctuations in the Company’s balance sheet and income statement from period-to-period. In addition, for certain crypto assets, including ETH, which the Company holds, impairment charges may be required to be reported in net income if the market price of such assets (including ETH) falls below the cost basis at which those assets are carried on the balance sheet. Readers are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update any forward-looking statements except as required by law. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Media Contact:
Prosek Partners
pro-ETH@prosek.com

Investor Contact:
Prosek Partners
ETHZ-IR@prosek.com

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